EXHIBIT 99.1

NEWS RELEASE

PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS

2009 THIRD-QUARTER RESULTS

¡	Reported diluted earnings per share of $0.93 versus $1.01 in 2008, principally due to a $0.08 tax benefit recorded in 2008, as detailed on Schedules 4 and 13

•	Excluding currency, reported diluted earnings per share up 8.9%

¡	Adjusted diluted earnings per share of $0.93 versus the same amount in 2008, including the items detailed on Schedule 12

•	Excluding currency, adjusted diluted earnings per share up 18.3%

¡

Increases its forecast for 2009 full-year reported diluted earnings per share to a range of $3.20 to $3.25, from $3.10 to $3.20. Excluding currency, diluted earnings per share are projected to increase by approximately 12%-14%

¡	Increased its regular quarterly dividend during the quarter to $0.58 per common share, up by 7.4% from $0.54

¡	Spent a total of $1.5 billion to repurchase 31.5 million shares of its common stock in the quarter

¡	Completed the purchase of the South African affiliate of Swedish Match for ZAR 1.98 billion (approximately $262 million)

NEW YORK, October 22, 2009 – Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced reported diluted earnings per share of $0.93 in the third quarter of 2009, down by 7.9% from $1.01 in the third quarter of 2008, principally due to a $0.08 tax benefit recorded in 2008 as detailed on the attached Schedules 4 and 13. Excluding currency, reported diluted earnings per share were up by 8.9%. Adjusted diluted earnings per share in the third quarter of 2009 and 2008 were $0.93, including the items detailed on the attached Schedule 12. Excluding currency, adjusted diluted earnings per share were up by 18.3%.

“The third quarter underscored our proven ability to deliver excellent results and improve our operating margins, with net revenues, adjusted operating companies income and earnings per share up, on a constant currency basis, by a strong 6.9%, 13.7% and 18.3%, respectively,” said Louis Camilleri, Chairman and Chief Executive Officer.

“While we experienced lower organic volume in the quarter, this was largely anticipated given our pricing actions and the on-going impact of the economic crisis on total consumption levels, notably in Spain and Ukraine. Our year-to-date volume decline of 2.1% better reflects our estimated full-year organic volume performance.”

“Our strong operating cash flow of $6.4 billion year-to-date enabled us to reward shareholders with a 7.4% increase in the dividend and our robust share repurchase program has remained uninterrupted since its inception.”

Conference Call

A conference call, hosted by Hermann Waldemer, Chief Financial Officer, with members of the investment community and news media will be webcast at 9:00 a.m. Eastern Time on October 22, 2009. Access is available at www.pmintl.com.

2009 Full-Year Forecast

PMI increases its forecast for 2009 full-year reported diluted earnings per share to a range of $3.20 to $3.25, from $3.10 to $3.20, which includes, at current exchange rates, an unfavorable currency impact of approximately $0.52 per share. Excluding currency, diluted earnings per share are projected to increase by approximately 12%-14%. This guidance includes a pre-tax charge of $135 million ($93 million after-tax), equivalent to $0.04 per share, relating to the Colombian Investment and Cooperation Agreement announced during the second quarter of 2009, and excludes the impact of any potential future acquisitions, asset impairment and exit cost charges, and any unusual events.

The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

Dividends and Share Repurchase Program

PMI increased its regular quarterly dividend during the quarter to $0.58, up 7.4% from $0.54, which represents an annualized rate of $2.32 per common share.

During the third quarter, PMI spent $1.5 billion to repurchase 31.5 million shares of its common stock. Since May 2008, when PMI began its previously-announced $13 billion, two-year share repurchase program, the company has spent a total of $9.6 billion to repurchase 209.6 million shares.

Acquisitions and Agreements

On September 14, 2009, PMI completed the purchase of Swedish Match South Africa (Proprietary) Limited (SMSA) for ZAR 1.98 billion (approximately $262 million), including acquired cash and working capital. While this acquisition did not impact third quarter results, it is anticipated to be immediately marginally accretive to PMI’s earnings per share.

2009 THIRD-QUARTER CONSOLIDATED RESULTS

Management reviews operating companies income (OCI), which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and to allocate resources. In the following discussion, the term “net revenues” refers to net revenues, excluding excise taxes, unless otherwise stated. Management also reviews OCI, operating margins and EPS on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions or asset impairment and exit charges), EBITDA and net debt. Management believes it is appropriate to disclose these measures to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Statements of Earnings contained in this release. Reconciliations of adjusted measures to corresponding GAAP measures are also provided in this release. References to total international cigarette market, total cigarette market, total market and market shares are PMI estimates based on a number of sources. Comparisons are to the same prior-year period unless otherwise stated.

NET REVENUES

PMI Net Revenues* ($ Millions)
	Third Quarter
	2009	2008	Change	Excl. Currency
European Union	$2,408	$2,671	(9.8)%	1.5%
Eastern Europe, Middle East & Africa	1,830	2,109	(13.2)%	6.9%
Asia	1,651	1,610	2.5%	3.0%
Latin America & Canada	698	563	24.0%	43.5%

Total PMI	$6,587	$6,953	(5.3)%	6.9%

*	Net revenues, excluding excise taxes.

Net revenues of $6.6 billion were down by 5.3% due to unfavorable currency of $846 million. Excluding currency, net revenues increased by 6.9%, primarily driven by favorable pricing of $590 million across all business segments, and the favorable impact of the 2008 Rothmans Inc., Canada acquisition, partly offset by unfavorable volume/mix, primarily in the EU and EEMA Regions. Excluding currency and acquisitions, net revenues increased by 4.1%.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	Third Quarter
	2009	2008	Change	Excl. Currency
European Union	$1,267	$1,325	(4.4)%	6.7%
Eastern Europe, Middle East & Africa	761	946	(19.6)%	11.1%
Asia	653	558	17.0%	9.1%
Latin America & Canada	226	110	+100.0%	+100.0%

Total PMI	$2,907	$2,939	(1.1)%	14.2%

Operating income declined 1.4% to $2.9 billion as shown on Schedule 1. Reported operating companies income declined 1.1% to $2.9 billion, due to unfavorable currency of $449 million. Excluding currency and the favorable impact of acquisitions of 3.1 percentage points of growth, operating companies income was up by 11.1%, driven by higher pricing, partly offset by unfavorable volume/mix.

Adjusted operating companies income declined 1.5% as shown in the table below and detailed on Schedule 11.

PMI Operating Companies Income ($ Millions)
	Third Quarter
	2009	2008	Change
Reported Operating Companies Income	$2,907	$2,939	(1.1)%
Asset impairment and exit costs	1	13
Adjusted Operating Companies Income	$2,908	$2,952	(1.5)%
Adjusted OCI Margin*	44.1%	42.5%	1.6	p.p.

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Excluding the unfavorable impact of currency, adjusted operating companies income margin was up by 2.7 percentage points to 45.2% as detailed on Schedule 11.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume by Segment (Million Units)
	Third Quarter
	2009	2008	Change
European Union	61,047	64,063	(4.7)%
Eastern Europe, Middle East & Africa	77,769	81,405	(4.5)%
Asia	54,484	55,946	(2.6)%
Latin America & Canada	25,978	24,500	6.0%

Total PMI	219,278	225,914	(2.9)%

PMI’s cigarette shipment volume of 219.3 billion units was down by 2.9%, reflecting: gains in Latin America & Canada, from the acquisition of Rothmans Inc., offset by declines in the EU and EEMA due to the impact of the economic crisis, primarily in Spain and Ukraine; unfavorable comparisons due to a strong third quarter in 2008, mainly in EEMA; and declines in Asia due to trade inventory movements in Pakistan subsequent to the excise tax increase of June 2009. On an organic basis, which excludes acquisitions, PMI’s cigarette shipment volume was down by 4.0%. However, on a year-to-date basis through September 2009, organic volume was down by 2.1%, which is more in line with PMI’s expectations for the full year 2009.

Despite strong growth in Asia, total cigarette shipments of Marlboro of 76.9 billion units were down by 4.3%, primarily due to market declines in the EU and EEMA, largely due to the effects of the economic crisis in Spain and a softening of the premium segment in Russia and Ukraine. Total cigarette shipments of L&M of 23.4 billion units were down by 2.8%, with double-digit growth in the EU, offset primarily by a decline in Russia. Driven by a decrease in shipments in Russia and Ukraine, total cigarette shipments of Chesterfield declined 15.1%. Total cigarette shipments of Parliament were down by 4.1%, driven by declines in EEMA, partly offset by double-digit growth in Asia. Total cigarette shipments of Virginia Slims declined 5.5%, reflecting a decline in EEMA, partly offset by growth in all other regions. Total cigarette shipments of Lark increased by 9.1%, driven by strong growth in Turkey, and Bond Street increased by 4.3%, primarily in Russia.

Total shipment volume of other tobacco products (OTP), in cigarette equivalent units, grew by 4.7%, primarily fueled by Canada and the Nordics. Excluding acquisitions, shipment volume of OTP was down by 9.8%, primarily due to lower volume in Poland, reflecting the impact of the excise tax alignment of pipe tobacco to roll-your-own in the first quarter of 2009. Total shipment volume for cigarettes and OTP was down by 2.8%, and down by 4.1% excluding acquisitions.

PMI’s market share performance improved in a number of markets, including Algeria, Argentina, Belgium, Brazil, Bulgaria, Canada, the Dominican Republic, Egypt, Hungary, Korea, Mexico, Pakistan, the Philippines, Portugal, Russia, Slovakia, Switzerland, Turkey and Ukraine.

EUROPEAN UNION (EU)

2009 Third-Quarter Results

In the EU, net revenues declined by 9.8% to $2.4 billion, mainly due to unfavorable currency of $304 million. Excluding the impact of currency and acquisitions, net revenues increased by 1.1%, primarily reflecting higher pricing of $173 million across most markets, including a favorable comparison with 2008 in the Czech Republic, which more than offset unfavorable volume/mix of $144 million, largely due to total market declines and unfavorable distributor inventory movements.

Operating companies income declined by 4.4% to $1.3 billion, primarily due to unfavorable currency of $147 million. Excluding the impact of currency and acquisitions, operating companies income grew by 6.0%, primarily reflecting favorable pricing that more than offset unfavorable volume/mix.

Adjusted operating companies income declined by 5.0% as shown in the table below and detailed on Schedule 11.

EU Operating Companies Income ($ Millions)

	Third Quarter
	2009	2008	Change
Reported Operating Companies Income	$1,267	$1,325	(4.4)%
Asset impairment and exit costs	1	10
Adjusted Operating Companies Income	$1,268	$1,335	(5.0)%
Adjusted OCI Margin*	52.7%	50.0%	2.7	p.p.

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Excluding the unfavorable impact of currency, adjusted operating companies income margin was up by 2.2 percentage points to 52.2% as detailed on Schedule 11.

The total cigarette market in the EU declined by 1.6%. Adjusted for the favorable impact of the trade inventory distortion in the Czech Republic in anticipation of the January 2008 excise tax increase, the total cigarette market declined by 2.3%. The decline primarily reflects the impact of worsening economic conditions in Spain that were compounded by tax-driven price increases in June 2009.

PMI’s cigarette shipment volume in the EU declined by 4.7%, primarily reflecting a lower total market as described above, and unfavorable distributor inventory movements, mainly in Spain.

PMI’s market share in the EU was down by 0.2 share points to 38.9%. Adjusted for the trade inventory movements in the Czech Republic, PMI’s market share was flat, as gains, primarily in Austria, Belgium and the Czech Republic, were offset by share declines in France, Poland, Spain and the U.K. Marlboro’s share in the EU was down by 0.4 share points, reflecting a lower share in France, Germany and Spain, partially offset by a higher share in Italy, Poland and Portugal. The continuing roll-out of brand initiatives included, during the quarter, the Marlboro Red pack upgrade in Austria, France and Italy, the nationwide launch of Marlboro Gold Original in Belgium and the Netherlands, Marlboro Gold Advance in Norway and Portugal and Marlboro Gold Touch in Hungary. L&M continued to perform well in the EU, with market share up by 0.9 points to 5.7%, primarily driven by gains in Germany, Slovakia and Spain.

In the Czech Republic, the total cigarette market was up 10.3%, reflecting a favorable comparison to 2008, which was adversely affected by trade inventory movements related to the

January 2008 excise tax increase. Adjusted for this distortion, the total market is estimated to have declined by 10.8%, due mainly to tax-driven price increases in the third quarter of 2008 and industry price increases in 2009. PMI’s shipments were flat and adjusted market share increased by an estimated 3.6 points to 50.5%.

In France, the total cigarette market was up by 4.7%, primarily due to reduced travel abroad as a result of the economic crisis. PMI’s shipments were up by 2.9%. Market share decreased by 0.5 points to 40.1%, driven by a lower share for Marlboro, down by 0.9 points to 26.2%, reflecting an overall decline in the premium segment. However, PMI’s share of the premium segment was stable due to a higher share for the Philip Morris brand, up by 0.5 market share points.

In Germany, the total cigarette market was down by 2.8%, primarily reflecting the impact of the June 2009 price increase. PMI’s shipments were down by 3.1%, whilst market share was essentially flat at 35.3%, despite the extended availability of certain competitor products at old retail prices and in the 17 cigarettes per pack format. PMI’s share performance reflected a higher share for L&M, up 1.4 share points, largely offset by a lower Marlboro share, down by 1.2 share points to 21.8%.

In Italy, the total cigarette market was down by 1.9%, mainly reflecting the impact of price increases in February 2009. Although PMI’s shipments were down by 3.4%, mainly due to the total market decline and adverse distributor inventory movements, market share was flat at 54.5%, primarily reflecting a 0.5 share point growth by Marlboro to 23.1%, fueled by the recent successful launch of Marlboro Gold Touch, offset by a share decline for Diana.

In Poland, the total cigarette market was up by 8.3%, primarily reflecting the favorable impact of trade inventory movements following the depletion of old tax sticker inventories, during the second quarter of 2009, in compliance with anti-forestalling regulation. Although PMI’s shipments were up by 5.5%, market share was down by 0.9 points to 36.1%, primarily reflecting lower share in the super low price segment, partly offset by higher Marlboro share, up by 1.7 share points to 9.5%.

In Spain, the total cigarette market was down by 10.2%, due primarily to the adverse economic environment, the price increases of January and June 2009 and a decline in tourism. PMI’s shipments were down by 23.5%, reflecting the lower total market and the impact of unfavorable distributor inventory movements. Although PMI’s market share was down by 0.2 points to 32.1%, share was up 0.3 points compared to the second quarter 2009. Marlboro share, whilst down by 1.5 points to 15.3%, was essentially flat compared to the second quarter 2009. Market share of L&M was up by 2.3 share points.

EASTERN EUROPE, MIDDLE EAST & AFRICA (EEMA)

2009 Third-Quarter Results

In EEMA, net revenues decreased by 13.2% to $1.8 billion, due to unfavorable currency of $425 million. Excluding the impact of currency and acquisitions, net revenues grew by 6.7%, driven by favorable pricing of $263 million, primarily in Russia, Turkey and Ukraine, which more than offset unfavorable volume/mix of $121 million.

Operating companies income decreased by 19.6% to $761 million, due to unfavorable currency of $290 million. Excluding the impact of currency and acquisitions, operating companies income was up by a robust 10.6%, driven by strong growth in profitability in Russia, Turkey and Ukraine, mainly due to higher pricing.

EEMA Operating Companies Income ($ Millions)
	Third Quarter
	2009	2008	Change
Reported Operating Companies Income	$761	$946	(19.6)%
Asset impairment and exit costs	0	0
Adjusted Operating Companies Income	$761	$946	(19.6)%
Adjusted OCI Margin*	41.6%	44.9%	(3.3	) p.p.

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Excluding the impact of unfavorable currency, adjusted operating companies income margin was up by 1.7 percentage points to 46.6% as detailed on Schedule 11.

PMI’s cigarette shipment volume decreased by 4.5%, principally due to: Ukraine, which suffered from the unfavorable impact of a series of tax-driven price increases, the largest of which was implemented in May of this year that raised PMI’s prices by 22% to 50%, and worsening economic conditions; Romania, reflecting a double-digit total cigarette market decline following tax-driven price increases in 2009; and Turkey, reflecting unfavorable trade inventory movements following price increases in 2009. This decline was partially offset by increased cigarette shipment volume in Algeria, Egypt and several markets in the Middle East.

In Russia, PMI’s shipment volume decreased by 0.8%. Shipment volume of PMI’s premium portfolio was down by 15.2%, primarily due to declines in Marlboro and Parliament of 20.8% and 8.0%, respectively, reflecting down-trading from the premium segment. In the mid-price segment, shipment volume of Chesterfield was down by 10.7%, partially offset by Muratti, up by 1.5%. In the low-price segment, shipment volume of Bond Street and Optima was up by 32.4% and 22.7%, respectively. According to a new retail audit panel implemented with AC Nielsen this year, which more accurately reflects the coverage of the market, PMI’s market share of 25.6% was up by 0.6 points. Parliament, in the super-premium segment, was up by 0.1 share point and Marlboro, in the premium segment, was down 0.2 share points, but stable compared to the second quarter 2009.

In Turkey, PMI’s shipment volume was down by 4.1%, driven by trade inventory movements following the price increase in early July 2009. Total PMI’s market share of 43.2% grew by 1.6 points, driven by Parliament, up by 0.6 share points, and Lark Recess Blue, launched in the fourth-quarter of 2008, with a share of 4.2%.

In Ukraine, PMI’s shipment volume declined 23.0%, broadly in line with the total market contraction, reflecting a worsening economy and the impact of significant tax-driven price increases. Total PMI’s market share was up by 0.1 share point to 35.6%, with share gains for both premium Parliament and mid-price Chesterfield offset by lower Marlboro share.

ASIA

2009 Third-Quarter Results

In Asia, net revenues increased by 2.5% to $1.7 billion. Excluding the impact of unfavorable currency of $7 million, net revenues grew by 3.0%, driven by favorable pricing of $72 million, which more than offset unfavorable volume/mix of $24 million.

Operating companies income grew by 17.0% to reach $653 million, primarily fueled by higher pricing and favorable currency. Excluding the impact of currency, driven by the Japanese Yen, operating companies income grew by 9.1%.

Asia Operating Companies Income ($ Millions)
	Third Quarter
	2009	2008	Change
Reported Operating Companies Income	$653	$558	17.0%
Asset impairment and exit costs	0	0
Adjusted Operating Companies Income	$653	$558	17.0%
Adjusted OCI Margin*	39.6%	34.7%	4.9	p.p.

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Excluding the impact of favorable currency, adjusted operating companies income margin was up by 2.0 percentage points to 36.7% as detailed on Schedule 11.

PMI’s cigarette shipment volume decreased by 2.6%, mainly due to declines in Indonesia, reflecting the timing of the Ramadan holiday, Japan, reflecting a lower total market, and Pakistan, resulting from a trade inventory correction subsequent to the June 2009 excise tax increase, partially offset by growth in Korea. Shipment volume of Marlboro grew by 5.9%, reflecting a strong performance across the region, particularly in Indonesia, Japan, Korea and the Philippines.

In Indonesia, PMI’s shipment volume declined by 1.1%, reflecting the timing of the Ramadan holiday, partly offset by growth from Marlboro, up by 2.9%, benefiting from the launch of Marlboro Black Menthol in March, and A Mild, which has established itself as Indonesia’s leading cigarette brand franchise in terms of market share with shipment volume up by 9.4%.

In Japan, the total cigarette market declined by 3.0%. Adjusting for various factors, including the impact of the nationwide implementation of vending machine age verification in July 2008 and trade inventory movements, the total market is estimated to have declined by approximately 3.9%. PMI’s shipments were down by 3.2%, broadly in line with the total market decline. PMI’s market share of 24.0% was flat and share of Marlboro increased by 0.4 points to 10.6%, driven by the August 2008 launch of Marlboro Black Menthol, the November 2008 launch of Marlboro Filter Plus One and the June 2009 launch of Marlboro Black Menthol One. Market share of Lark was flat at 6.6%, but up versus the second quarter 2009, benefiting from the March 2009 national roll-out of Lark Classic Milds, and the introduction of Lark Mint Splash which was launched nationally in September 2009.

In Korea, the total cigarette market was up by 1.9%. PMI’s shipment volume surged 21.4%, driven by market share increases. PMI’s market share reached 14.6%, up by 2.4 points, driven by strong performances from Marlboro, Parliament and Virginia Slims, up by 1.2, 0.9 and 0.3 share points, respectively.

LATIN AMERICA & CANADA

2009 Third-Quarter Results

In Latin America & Canada, despite unfavorable currency of $110 million, net revenues increased by 24.0% to reach $698 million, primarily driven by the 2008 Rothmans Inc., Canada acquisition and higher pricing of $82 million, which more than offset unfavorable volume/mix of $17 million. Excluding the impact of currency and the Canadian acquisition, net revenues increased by 11.5%.

Operating companies income increased by more than 100.0% to $226 million, driven by the favorable impact of the Canadian acquisition of $77 million, and a favorable comparison to 2008 attributable to the one-time, pre-tax charge of $61 million, related to a previous distribution agreement in Canada, partially offset by unfavorable currency of $56 million.

Adjusted operating companies income increased by 100.0% as shown in the table below and detailed on Schedule 11.

Latin America & Canada Operating Companies Income ($ Millions)
	Third Quarter
	2009	2008	Change
Reported Operating Companies Income	$226	$110	+100.0%
Asset impairment and exit costs	0	3
Adjusted Operating Companies Income	$226	$113	100.0%
Adjusted OCI Margin*	32.4%	20.1%	12.3	p.p.

*	Margins are calculated as adjusted operating companies income, divided by net revenues, excluding excise taxes.

Excluding the impact of unfavorable currency, adjusted operating companies income margin was up by 14.8 percentage points to 34.9% as detailed on Schedule 11.

Cigarette shipment volume of 26.0 billion units increased by 6.0%, reflecting the Canadian acquisition. Excluding acquisition volume, shipments decreased by 3.8%.

In Argentina, PMI’s cigarette shipment volume increased by 0.7% and July/August market share increased by 2.6 points to 73.4%, fueled by the Philip Morris brand, up by 2.5 share points. Marlboro’s share was up by 0.1 share point.

In Canada, the total tax-paid cigarette market was up by 6.1%, primarily reflecting stronger government enforcement measures to reduce contraband sales. On a pro forma basis, PMI’s cigarette shipment volume increased by 7.1% and market share grew by 0.3 points to 33.9%, led by premium price Belmont, up by 0.3 points, and value brands Next and Quebec Classique, up by 1.2 and 1.7 share points, respectively, partially offset by mid-price Number 7 and Canadian Classics, down by 1.3 and 0.9 share points, respectively.

In Mexico, the total cigarette market was down by 0.8%, primarily reflecting the impact of tax-driven price increases in January and December 2008. PMI’s cigarette shipment volume increased by 0.5% and market share increased by 0.9 points to 69.4%, fueled by Delicados, up by 1.3 points, partially offset by Marlboro, down by 0.3 points.

Philip Morris International Inc. Profile

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI has more than 75,000 employees and its products are sold in approximately 160 countries. In 2008, the company held an estimated 15.6% share of the total international cigarette market outside of the U.S. For more information, see www.pmintl.com.

Trademarks and service marks mentioned in this release are the property of, or licensed by, the subsidiaries of Philip Morris International Inc.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-K for the year ended December 31, 2008 and the Form 10-Q for the quarter ended June 30, 2009. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

Contact:	Investor Relations
New York: +1 (917) 663 2233
Lausanne: +41 (0)58 242 4666

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended September 30,

(in millions, except per share data)

(Unaudited)

	2009	2008	% Change

Net revenues	$16,573	$17,365	(4.6)%
Cost of sales	2,320	2,481	(6.5)%
Excise taxes on products (1)	9,986	10,412	(4.1)%

Gross profit	4,267	4,472	(4.6)%
Marketing, administration and research costs	1,359	1,520
Asset impairment and exit costs	1	13

Operating companies income	2,907	2,939	(1.1)%
Amortization of intangibles	18	13
General corporate expenses	39	36

Operating income	2,850	2,890	(1.4)%
Interest expense, net	221	69

Earnings before income taxes	2,629	2,821	(6.8)%
Provision for income taxes	775	667	16.2%

Net earnings	1,854	2,154	(13.9)%
Net earnings attributable to noncontrolling interests	56	74

Net earnings attributable to PMI	$1,798	$2,080	(13.6)%

Per share data: (2)
Basic earnings per share	$0.93	$1.01	(7.9)%

Diluted earnings per share	$0.93	$1.01	(7.9)%

(1)	The segment detail of excise taxes on products sold for the quarters ended September 30, 2009 and 2008 is shown on Schedule 2.

(2)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2009 and 2008 are shown on Schedule 4, Footnote 1.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total
2009	Net Revenues (1)	$7,783	$3,722	$3,170	$1,898	$16,573
	Excise Taxes on Products	(5,375)	(1,892)	(1,519)	(1,200)	(9,986)

	Net Revenues excluding Excise Taxes	2,408	1,830	1,651	698	6,587

2008	Net Revenues	$8,451	$4,163	$3,188	$1,563	$17,365
	Excise Taxes on Products	(5,780)	(2,054)	(1,578)	(1,000)	(10,412)

	Net Revenues excluding Excise Taxes	2,671	2,109	1,610	563	6,953

Variance	Currency	(304)	(425)	(7)	(110)	(846)
	Acquisitions	12	4	-	180	196
	Operations	29	142	48	65	284

	Variance Total	(263)	(279)	41	135	(366)
	Variance Total (%)	(9.8)%	(13.2)%	2.5%	24.0%	(5.3)%

	Variance excluding Currency	41	146	48	245	480
	Variance excluding Currency (%)	1.5%	6.9%	3.0%	43.5%	6.9%

	Variance excluding Currency & Acquisitions	29	142	48	65	284
	Variance excluding Currency & Acquisitions (%)	1.1%	6.7%	3.0%	11.5%	4.1%

(1)	2009 Currency decreased net revenues as follows:

European Union	$(1,100)
EEMA	(948)
Asia	(189)
Latin America & Canada	(329)

$(2,566)

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

(in millions)

(Unaudited)

	Operating Companies Income

	European Union	EEMA	Asia	Latin America & Canada		Total

2009	$1,267	$761	$653	$226		$2,907

2008	1,325	946	558	110		2,939

% Change	(4.4)%	(19.6)%	17.0%	100	+%	(1.1)%

Reconciliation:

For the quarter ended September 30, 2008	$1,325	$946	$558	$110		$2,939

Asset impairment and exit costs – 2009	(1)	-	-	-		(1)

Asset impairment and exit costs – 2008	10	-	-	3		13

Acquired businesses	9	5	-	77		91

Currency	(147)	(290)	44	(56)		(449)

Operations	71	100	51	92		314

For the quarter ended September 30, 2009	$1,267	$761	$653	$226		$2,907

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Quarters Ended September 30,

(in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2009 Net Earnings Attributable to PMI	$1,798	$0.93	(1)

2008 Net Earnings Attributable to PMI	$2,080	$1.01	(1)

% Change	(13.6)%	(7.9)%

Reconciliation:

2008 Net Earnings Attributable to PMI	$2,080	$1.01	(1)

Special Items:

2009 Asset impairment and exit costs	(1)	-

2008 Asset impairment and exit costs	8	-

2008 Tax items	(169)	(0.08)

Currency	(351)	(0.17)

Interest	(110)	(0.05)

Change in tax rate	6	-

Impact of lower shares outstanding and share-based payments		0.06

Operations	335	0.16

2009 Net Earnings Attributable to PMI	$1,798	$0.93	(1)

(1)

Effective January 1, 2009, PMI adopted the provisions of amended FASB authoritative guidance which requires that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and therefore shall be included in the earnings per share calculation pursuant to the two-class method.

Basic and diluted EPS were calculated using the following (in millions):

	Q3 2009	Q3 2008
Net earnings attributable to PMI	$1,798	$2,080

Less distributed and undistributed earnings attributable to share-based payment awards	6	5

Net earnings for basic and diluted EPS	$1,792	$2,075

Weighted average shares for basic EPS	1,927	2,051

Plus incremental shares from assumed conversions:
Stock Options	7	10

Weighted average shares for diluted EPS	1,934	2,061

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Nine Months Ended September 30,

(in millions, except per share data)

(Unaudited)

	2009	2008 (1)	% Change

Net revenues	$45,072	$48,422	(6.9)%
Cost of sales	6,476	7,124	(9.1)%
Excise taxes on products (2)	26,754	28,839	(7.2)%

Gross profit	11,842	12,459	(5.0)%
Marketing, administration and research costs	4,075	4,244
Asset impairment and exit costs	3	84

Operating companies income	7,764	8,131	(4.5)%
Amortization of intangibles	54	29
General corporate expenses	111	80

Operating income	7,599	8,022	(5.3)%
Interest expense, net	572	205

Earnings before income taxes	7,027	7,817	(10.1)%
Provision for income taxes	2,059	2,182	(5.6)%

Net earnings	4,968	5,635	(11.8)%
Net earnings attributable to noncontrolling interests	148	190

Net earnings attributable to PMI	$4,820	$5,445	(11.5)%

Per share data: (3)
Basic earnings per share	$2.45	$2.61	(6.1)%

Diluted earnings per share	$2.44	$2.60	(6.2)%

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2)	The segment detail of excise taxes on products sold for the nine months ended September 30, 2009 and 2008 is shown on Schedule 6.

(3)	Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the nine months ended September 30, 2009 and 2008 are shown on Schedule 8, Footnote 2.

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

(in millions)

(Unaudited)

		Net Revenues Excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2009	Net Revenues (2)	$20,988	$9,953	$8,974	$5,157	$45,072
	Excise Taxes on Products	(14,313)	(5,031)	(4,160)	(3,250)	(26,754)

	Net Revenues excluding Excise Taxes	6,675	4,922	4,814	1,907	18,318

2008 (1)	Net Revenues	$23,427	$11,248	$9,334	$4,413	$48,422
	Excise Taxes on Products	(15,866)	(5,544)	(4,617)	(2,812)	(28,839)

	Net Revenues excluding Excise Taxes	7,561	5,704	4,717	1,601	19,583

Variance	Currency	(1,008)	(1,198)	(195)	(308)	(2,709)
	Acquisitions	50	7	-	462	519
	Operations	72	409	292	152	925

	Variance Total	(886)	(782)	97	306	(1,265)
	Variance Total (%)	(11.7)%	(13.7)%	2.1%	19.1%	(6.5)%

	Variance excluding Currency	122	416	292	614	1,444
	Variance excluding Currency (%)	1.6%	7.3%	6.2%	38.4%	7.4%

	Variance excluding Currency & Acquisitions	72	409	292	152	925
	Variance excluding Currency & Acquisitions (%)	1.0%	7.2%	6.2%	9.5%	4.7%

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2)	2009 Currency decreased net revenues as follows:

European Union	$(3,403)
EEMA	(2,664)
Asia	(1,031)
Latin America & Canada	(885)

$(7,983)

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

(in millions)

(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total

2009	$3,397	$1,982	$1,933	$452	$7,764

2008 (1)	3,779	2,439	1,631	282	8,131

% Change	(10.1)%	(18.7)%	18.5%	60.3%	(4.5)%

Reconciliation:

For the nine months ended September 30, 2008 (1)	$3,779	$2,439	$1,631	$282	$8,131

Colombian investment and cooperation agreement charge - 2009	-	-	-	(135)	(135)

Asset impairment and exit costs - 2009	(3)	-	-	-	(3)

Asset impairment and exit costs - 2008	66	1	14	3	84

Equity loss from RBH legal settlement - 2008	-	-	-	124	124

Acquired businesses	36	7	-	202	245

Currency	(572)	(758)	67	(138)	(1,401)

Operations	91	293	221	114	719

For the nine months ended September 30, 2009	$3,397	$1,982	$1,933	$452	$7,764

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings Attributable to PMI and Diluted Earnings Per Share

For the Nine Months Ended September 30,

(in millions, except per share data)

(Unaudited)

	Net Earnings Attributable to PMI	Diluted E.P.S.
2009 Net Earnings Attributable to PMI	$4,820	$2.44 (2)
2008 Net Earnings Attributable to PMI	$5,445 (1)	$2.60 (2)
% Change	(11.5)%	(6.2)%

Reconciliation:
2008 Net Earnings Attributable to PMI	$5,445 (1)	$2.60 (2)

Special Items:
2009 Colombian investment and cooperation agreement charge	(93)	(0.04)
2009 Asset impairment and exit costs	(2)	-
2008 Asset impairment and exit costs	54	0.02
2008 Equity loss from RBH legal settlement	124	0.06
2008 Tax Items	(169)	(0.08)

Currency	(1,081)	(0.52)
Interest	(267)	(0.13)
Change in tax rate	28	0.01
Impact of lower shares outstanding and share-based payments		0.15
Operations	781	0.37

2009 Net Earnings Attributable to PMI	$4,820	$2.44 (2)

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2)

Effective January 1, 2009, PMI adopted the provisions of amended FASB authoritative guidance which requires that unvested share-based payment awards that contain nonforfeitable rights to dividends are participating securities and therefore shall be included in the earnings per share calculation pursuant to the two-class method.

Basic and diluted EPS were calculated using the following (in millions):

	2009	2008
Net earnings attributable to PMI	$4,820	$5,445

Less distributed and undistributed earnings attributable to share-based payment awards	17	11

Net earnings for basic and diluted EPS	$4,803	$5,434

Weighted average shares for basic EPS	1,958	2,084

Plus incremental shares from assumed conversions:
Stock Options	7	8

Weighted average shares for diluted EPS	1,965	2,092

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

(in millions, except ratios)

(Unaudited)

	September 30, 2009		December 31, 2008
Assets
Cash and cash equivalents	$1,602		$1,531
All other current assets	12,675		13,408
Property, plant and equipment, net	6,358		6,348
Goodwill	8,992		8,015
Other intangible assets, net	3,494		3,084
Other assets	584		586

Total assets	$33,705		$32,972

Liabilities and Stockholders’ Equity
Short-term borrowings	$313		$375
Current portion of long-term debt	197		209
All other current liabilities	9,328		9,560
Long-term debt	13,741		11,377
Deferred income taxes	1,513		1,401
Other long-term liabilities	1,899		2,146

Total liabilities	26,991		25,068
Total PMI stockholders’ equity	6,340		7,500
Noncontrolling interests	374		404

Total stockholders’ equity	6,714		7,904

Total liabilities and stockholders’ equity	$33,705		$32,972

Total debt	$14,251		$11,961
Total debt to EBITDA	1.34	(1)	1.08	(1)
Net debt to EBITDA	1.19	(1)	0.94	(1)

(1)	For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

Schedule 10

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Quarters Ended September 30,

(in millions)

(Unaudited)

2009								2008			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$7,783	$5,375	$2,408	$(304)	$2,712	$12	$2,700	European Union	$8,451	$5,780	$2,671	(9.8)%	1.5%	1.1%
3,722	1,892	1,830	(425)	2,255	4	2,251	EEMA	4,163	2,054	2,109	(13.2)%	6.9%	6.7%
3,170	1,519	1,651	(7)	1,658	-	1,658	Asia	3,188	1,578	1,610	2.5%	3.0%	3.0%
1,898	1,200	698	(110)	808	180	628	Latin America & Canada	1,563	1,000	563	24.0%	43.5%	11.5%

$16,573	$9,986	$6,587	$(846)	$7,433	$196	$7,237	PMI Total	$17,365	$10,412	$6,953	(5.3)%	6.9%	4.1%

2009								2008			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,267			$(147)	$1,414	$9	$1,405	European Union			$1,325	(4.4)%	6.7%	6.0%
761			(290)	1,051	5	1,046	EEMA			946	(19.6)%	11.1%	10.6%
653			44	609	-	609	Asia			558	17.0%	9.1%	9.1%
226			(56)	282	77	205	Latin America & Canada			110	100 +%	100 +%	86.4%

$2,907			$(449)	$3,356	$91	$3,265	PMI Total			$2,939	(1.1)%	14.2%	11.1%

Schedule 11

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin, Excluding Currency

For the Quarters Ended September 30,

(in millions)

(Unaudited)

2009								2008			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,267	$(1)	$1,268	$(147)	$1,415	$9	$1,406	European Union	$1,325	$(10)	$1,335	(5.0)%	6.0%	5.3%
761	-	761	(290)	1,051	5	1,046	EEMA	946	-	946	(19.6)%	11.1%	10.6%
653	-	653	44	609	-	609	Asia	558	-	558	17.0%	9.1%	9.1%
226	-	226	(56)	282	77	205	Latin America & Canada	110	(3)	113	100.0%	100 +%	81.4%

$2,907	$(1)	$2,908	$(449)	$3,357	$91	$3,266	PMI Total	$2,939	$(13)	$2,952	(1.5)%	13.7%	10.6%

				2009				2008			% Points Change
				Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency (1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency
				$1,415	$2,712	52.2%	European Union	$1,335	$2,671	50.0%		2.2 pp
				1,051	2,255	46.6%	EEMA	946	2,109	44.9%		1.7 pp
				609	1,658	36.7%	Asia	558	1,610	34.7%		2.0 pp
				282	808	34.9%	Latin America & Canada	113	563	20.1%		14.8 pp

				$3,357	$7,433	45.2%	PMI Total	$2,952	$6,953	42.5%		2.7 pp

(1)	For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 10.

Schedule 12

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$0.93	$1.01	(7.9)%

Less:
Asset impairment and exit costs	-	-
Tax items	-	0.08

Adjusted Diluted EPS	$0.93	$0.93	-

Less:
Currency Impact	(0.17)

Adjusted Diluted EPS, Excluding Currency	$1.10	$0.93	18.3%

Schedule 13

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Quarters Ended September 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$0.93	$1.01	(7.9)%

Less:
Currency Impact	(0.17)

Reported Diluted EPS, Excluding Currency	$1.10	$1.01	8.9%

Schedule 14

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Adjustments for the Impact of Currency and Acquisitions

For the Nine Months Ended September 30,

(in millions)

(Unaudited)

2009								2008 (1)			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$20,988	$14,313	$6,675	$(1,008)	$7,683	$50	$7,633	European Union	$23,427	$15,866	$7,561	(11.7)%	1.6%	1.0%
9,953	5,031	4,922	(1,198)	6,120	7	6,113	EEMA	11,248	5,544	5,704	(13.7)%	7.3%	7.2%
8,974	4,160	4,814	(195)	5,009	-	5,009	Asia	9,334	4,617	4,717	2.1%	6.2%	6.2%
5,157	3,250	1,907	(308)	2,215	462	1,753	Latin America & Canada	4,413	2,812	1,601	19.1%	38.4%	9.5%

$45,072	$26,754	$18,318	$(2,709)	$21,027	$519	$20,508	PMI Total	$48,422	$28,839	$19,583	(6.5)%	7.4%	4.7%

2009								2008 (1)			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$3,397			$(572)	$3,969	$36	$3,933	European Union			$3,779	(10.1)%	5.0%	4.1%
1,982			(758)	2,740	7	2,733	EEMA			2,439	(18.7)%	12.3%	12.1%
1,933			67	1,866	-	1,866	Asia			1,631	18.5%	14.4%	14.4%
452			(138)	590	202	388	Latin America & Canada			282	60.3%	100 +%	37.6%

$7,764			$(1,401)	$9,165	$245	$8,920	PMI Total			$8,131	(4.5)%	12.7%	9.7%

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

Schedule 15

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &

Reconciliation of Adjusted Operating Companies Income Margin Excluding Currency

For the Nine Months Ended September 30,

(in millions)

(Unaudited)

2009									2008 (1)				% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment/ Exit Costs and Other		Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment/Exit Costs and Other		Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$3,397	$(3)		$3,400	$(572)	$3,972	$36	$3,936	European Union	$3,779	$(66)		$3,845	(11.6)%	3.3%	2.4%
1,982	-		1,982	(758)	2,740	7	2,733	EEMA	2,439	(1)		2,440	(18.8)%	12.3%	12.0%
1,933	-		1,933	67	1,866	-	1,866	Asia	1,631	(14)		1,645	17.5%	13.4%	13.4%
452	(135	) (2)	587	(138)	725	202	523	Latin America & Canada	282	(127	) (3)	409	43.5%	77.3%	27.9%

$7,764	$(138)		$7,902	$(1,401)	$9,303	$245	$9,058	PMI Total	$8,131	$(208)		$8,339	(5.2)%	11.6%	8.6%

					2009				2008				% Points Change
					Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency (4)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes (4)		Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency
					$3,972	$7,683	51.7%	European Union	$3,845	$7,561		50.9%		0.8 pp
					2,740	6,120	44.8%	EEMA	2,440	5,704		42.8%		2.0 pp
					1,866	5,009	37.3%	Asia	1,645	4,717		34.9%		2.4 pp
					725	2,215	32.7%	Latin America & Canada	409	1,601		25.5%		7.2 pp

					$9,303	$21,027	44.2%	PMI Total	$8,339	$19,583		42.6%		1.6 pp

(1)

As discussed in Note 1. Background and Basis of Presentation of our 2008 consolidated financial statements which appears in our Annual Report on Form 10-K, prior to 2008, certain of our subsidiaries reported their results up to ten days before the end of December, rather than on December 31. During 2008, these subsidiaries moved to a December 31 closing date. As a result, certain amounts in the first quarter of 2008 were revised to reflect this change.

(2)	Represents 2009 Colombian investment and cooperation agreement charge.

(3)	Represents 2008 equity loss from RBH legal settlement ($124 million) and asset impairment and exit costs ($3 million).

(4)	For the calculation of net revenues excluding excise taxes and currency, refer to Schedule 14.

Schedule 16

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, Excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$2.44	$2.60	(6.2)%

Less:
Colombian investment and cooperation agreement charge	(0.04)	-
Asset impairment and exit costs	-	(0.02)
Equity loss from RBH legal settlement	-	(0.06)
Tax items	-	0.08

Adjusted Diluted EPS	$2.48	$2.60	(4.6)%

Less:
Currency Impact	(0.52)

Adjusted Diluted EPS, Excluding Currency	$3.00	$2.60	15.4%

Schedule 17

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Reconciliation of Reported Diluted EPS to Reported Diluted EPS, Excluding Currency

For the Nine Months Ended September 30,

(Unaudited)

	2009	2008	% Change
Reported Diluted EPS	$2.44	$2.60	(6.2)%

Less:
Currency Impact	(0.52)

Reported Diluted EPS, Excluding Currency	$2.96	$2.60	13.8%

Schedule 18

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Reconciliation of Non-GAAP Measures

Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios

(in millions, except ratios)

(Unaudited)

	September 30, 2009			For the Year Ended December 31, 2008
	October-December 2008	January-September 2009	12 months rolling
Earnings before income taxes	$2,120	$7,027	$9,147	$9,937
Interest expense, net	106	572	678	311
Depreciation and amortization	217	607	824	842

EBITDA	$2,443	$8,206	$10,649	$11,090

			September 30, 2009	December 31, 2008
Short-term borrowings			$313	$375
Current portion of long-term debt			197	209
Long-term debt			13,741	11,377

Total debt			$14,251	$11,961
Less: Cash and cash equivalents			1,602	1,531

Net Debt			$12,649	$10,430

Ratios
Total Debt to EBITDA			1.34	1.08

Net Debt to EBITDA			1.19	0.94